UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2012

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On April 25, 2012, our Compensation Committee of the Board of Directors approved an amendment to the Align Technology, Inc. 2005 Incentive Plan (the “Plan Amendment”). The Plan Amendment amends Section 17 of the 2005 Incentive Plan by deleting section 17(b), (c) and (d) of the Plan in its entirety so that, immediately following this amendment, the 2005 Incentive Plan will no longer provide for an automatic grant of 10,000 stock options and 3,000 restricted stock units to each outside member of Align’s Board of Directors on the date of each annual meeting of Align Technology, Inc.’s stockholders. The Compensation Committee may continue to grant to outside directors all types of awards under the 2005 Incentive Plan.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2005 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George Vice President, Legal and Corporate Affairs and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated 2005 Incentive Plan